Exhibit 99.1

FOR OFFICIAL USE ONLY

ASSISTANCE AGREEMENT
1. Award No. DE-OE0000207	2. Modification No. 002	3. Effective Date 04/12/2010	4. CFDA No. 81.122

5. Awarded To PECO ENERGY COMPANY Attn: SHARON E. SIMPSON 2301 MARKET ST PHILADELPHIA PA 191031338	6. Sponsoring Office Elec. Delivery & Reliability (FORS) U.S. Department of Energy Office of Elec. Delivery & Energy R Forrestal Building 1000 Independence Avenue, SW Washington DC 20585	7. Period of Performance 12/24/2009 through 12/23/2014

8. Type of Agreement	9. Authority	10. Purchase Request or Funding Document No.
☒ Grant	31 USC 6304	10OE000368
☐ Cooperative Agreement
☐ Other

11. Remittance Address PECO ENERGY COMPANY Attn: SHARON E. SIMPSON 2301 MARKET ST PHILADELPHIA PA 191031338	12. Total Amount Govt. Share: $200,000,000.00 Cost Share : $236,635,677.00 Total : $436,635,677.00	13. Funds Obligated This action: $0.00 Total : $200,000,000.00

14. Principal Investigator Mary Ludford 215-841-5436	15. Program Manager Donald W. MacDonald Phone: 202-586-3583	16. Administrator Office of HQ PS (HQ) U.S. Department of Energy Office of Headquarters Procurement MA-64 1000 Independence Ave., S.W. Washington DC 20585

17. Submit Payment Requests To OR for HQ U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4937 Oak Ridge TN 37831	18. Paying Office OR for HQ U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4937 Oak Ridge TN 37831	19. Submit Reports To See Attachment B

20. Accounting and Appropriation Data 89-0910-0328
21. Research Title and/or Description of Project SMART FUTURE GREATER PHILADELPHIA (SFGP)
For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer

23. Name and Title	24. Date Signed	26. Name of Officer	27. Date Signed
Craig L. Adams, SVP and Chief Operating Officer	4/5/2010	Donna C. Williams

Working Copy

FOR OFFICIAL USE ONLY

FOR OFFICIAL USE ONLY
CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	DE-OE0000207/002	2	2

NAME OF OFFEROR OR CONTRACTOR
PECO ENERGY COMPANY
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
DUNS Number: 007914468
The purpose of this amendment is to definitize the Limited Authority Agreement dated December 24, 2009. As such the special terms and conditions of December 24, 2009 are deleted in their entirety and replaced in their entirety with the Special Terms and Conditions attached hereto.

The Project Description for this Grant, as contained in the Application submitted in response to Funding Opportunity Announcement Number DE-FOA-0000058, is Incorporated by Reference together with the following attachments:

Attachment A, SF-424A - Budget Information for Non-Construction Programs
Attachment B, DOE F 4600.2 - Federal Assistance Reporting Checklist
Attachment C, Intellectual Property Provisions (NRD-1003) Non-research and Development
Attachment D, National Policy Assurances to be Incorporated as Award Terms

Attachment E, Statement of Project Objectives

ASAP: NO Extent Competed: COMPETED Davis-Bacon

Act: NO

Fund: 05846 Appr Year: 2009 Allottee: 60 Report Entity: 302931 Object Class: 25500 Program: 3123742 Project: 2006000 WFO: 0000000 Local Use: 0000000 TAS Agency: 89 TAS Account: 0328

	Working Copy				JULY 2004

FOR OFFICIAL USE ONLY